Exhibit 99.1

FRANKLIN COVEY CO.

CHANGE IN CONTROL SEVERANCE AGREEMENT

THIS CHANGE IN CONTROL SEVERANCE AGREEMENT ("Agreement") is executed this 10th day of March, 2012, by and between Franklin Covey Co., a Utah Corporation, (the "Company") and ____________ (the “Participant").

WHEREAS, the Board of Directors of the Company (the "Board") has determined that Participant will play a critical role in the operations of the Company; and

WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued employment and dedication of the Participant.

NOW, THEREFORE, as an inducement for and in consideration of the Participant remaining in its employ, the Company agrees that the Participant shall receive the severance benefits set forth in this Agreement in the event the Participant's employment with the Company is terminated under the circumstances described below.

1.           Definitions.  The capitalized terms in this Agreement shall have the same meanings as set forth in Article 3.1 of the Franklin Covey Co. Change in Control Severance Compensation Policy (the “Severance Policy”).

2.           Duration/Termination.

(a)           This Agreement will cease to exist and Participant shall have no rights hereunder, without further action, when Participant ceases to be an Executive Officer or a Senior Officer, unless Participant is then entitled to payment of Severance Benefits as provided in Section 4, below.   If Participant is entitled to Severance Benefits this Agreement shall not terminate or expire until after Participant has received such benefits in full.

(b)           While the Participant remains continually employed with Franklin Covey Co. in their same position, this Agreement will remain in place unless otherwise terminated or altered by Franklin Covey Co.

(c)           If a Change in Control has occurred, this Agreement will terminate at the expiration of the Protection Period.

3.           Not an Employment Contract.  This Agreement does not constitute a contract of employment or impose on Participant or the Company any obligation (i) to retain Participant as an employee or in any other capacity, (ii) to change or not change the status, terms or conditions of Participant’s employment, or (iii) to change or not change the Company’s policies regarding termination of employment.  Participant understands and acknowledges that Participant is an employee at will and that either Participant or the Company may terminate the employment relationship between them at any time and for any reason.

4.           Severance Benefits.  Subject to Subsection 4(f) below, Participant shall be entitled to receive from the Company the Severance Benefits described in Subsections (a) through (c) of this Section 4 if there has been a Change in Control and if, after a Change in Control and within the Protection Period (i) Participant’s employment by the Company shall be terminated by the Company without Just Cause, or (ii) Participant terminates employment with the Company for Good Reason.

(a)           Participant shall receive a lump sum cash payment in an amount equal to Participant’s Target Compensation.  Notwithstanding the foregoing, the amount of such cash payment determined pursuant to this Section 4(a) shall be reduced by an amount equal to the aggregate amount of any other cash payments in the nature of severance payments paid or payable by the Company or any Subsidiary pursuant to any agreement, policy, program, arrangement or requirement of statutory or common law (other than this Agreement or cash payments received in lieu of stock incentives).

(b)           Participant shall also be eligible for continuation coverage pursuant to Section 4980B of the Code (or any successor provision thereto) under the Company’s medical, dental and other group health plans, or successor plans as in effect from time to time; provided, however, that (i) the Company shall reimburse Participant, on a monthly basis, for any costs incurred in securing such continuation coverage that are in excess of the costs that would have been incurred by Participant immediately prior to the Termination Date to obtain such coverage and (ii) such reimbursements shall in no event continue beyond a period of eighteen (18) months following the Termination Date.

(c)           Participant shall also be eligible to have immediately vested, as of the Termination Date, all Awards granted by the Company to Participant which as of the Termination Date have not yet vested according to their terms.

(d)           Notwithstanding any provision of this Agreement to the contrary, if any amount or benefit to be paid or provided under this Agreement or any other plan or agreement between Participant and the Company would be an “Excess Parachute Payment,” within the meaning of Section 280G of the Code, or any successor provision thereto, but for the application of this sentence, then the payments and benefits to be paid or provided under this Agreement shall be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any such payment or benefit, as so reduced, constitutes an Excess Parachute Payment; provided, however, that the foregoing reduction shall be made only if and to the extent that such reduction would result in an increase in the aggregate payment and benefits to be provided to Participant, determined on an after-tax basis (taking into account the excise tax imposed pursuant to Section 4999 of the Code, or any successor provision thereto, any tax imposed by any comparable provision of state law, and any applicable federal, state and local income taxes).  If requested by Participant or the Company, the determination of whether any reduction in such payments or benefits to be provided under this Agreement or otherwise is required pursuant to the preceding sentence shall be made by the Company’s independent accountants, at the expense

of the Company, and the determination of the Company’s independent accountants shall be final and binding on all persons.   The fact that Participant’s right to payments or benefits may be reduced by reason of the limitations contained in this Section 4(d) shall not of itself limit or otherwise affect any other rights of  Participant pursuant to this Agreement.  In the event that any payment or benefit intended to be provided under this Agreement or otherwise is required to be reduced pursuant to this Section, Participant (in Participant’s sole discretion) shall be entitled to designate the payments and/or benefits to be so reduced in order to give effect to this Section.  The Company shall provide Participant with all information reasonably requested by Participant to permit Participant to make such designation.  In the event that Participant fails to make such designation within ten business days of receiving such information, the Company may effect such reduction in any manner it deems appropriate.

(e)           Notwithstanding anything to the contrary contained in this Agreement, any termination of employment of Participant or removal of  Participant from the office or position in the Company that occurs prior to a Change in Control but which  Participant reasonably demonstrates occurred at the request of a third party who had taken steps reasonably calculated to effect the Change in Control shall be deemed to be a termination or removal of Participant after a Change in Control for purposes of this Agreement.

(f)           Notwithstanding anything to the contrary contained in this Agreement,  Participant shall not be entitled to receive any Severance Benefits hereunder unless and until Participant has signed and returned to the Company a release in the form prescribed by the Company and the applicable rescission period for such release has expired.

(g)           Participant shall not be required to mitigate damages or the amount of Participant’s Severance Benefits by seeking other employment or otherwise, nor shall the amount of such payment be reduced by any compensation earned by Participant as a result of employment after the termination of Participant’s employment by the Company.

5.           Time of Severance Benefits.  The Severance Benefits to which Participant is entitled shall be paid to Participant by the Company in cash and in full, not later than 30 calendar days after Participant’s Termination Date (or, if later, the date on which both the Excess Parachute Payment calculations described in Section 4(d) are completed and the date the applicable rescission period for the release required in Section 4(f) has expired, but in no event shall payment be made later than 70 calendar days after the Termination Date).  If Participant should die before all amounts payable to Participant have been paid, such unpaid amounts shall be paid to Participant’s spouse, if living, otherwise to the personal representative of Participant’s estate.

6.   Other Benefits.  Except as provided in Section 4(d), neither the provisions of this Agreement nor the Severance Benefits provided for hereunder shall reduce or increase any amounts otherwise payable, or in any other way affect Participant’s rights as an employee of the Company, whether existing now or hereafter, under any benefit, incentive, retirement, stock option, stock bonus, stock purchase or employment agreement, policy (other than this Agreement), program or arrangement (collectively, the “Other Plans”), except to the extent specifically provided under such Other Plans.

     7.           Miscellaneous.

(a)           Legal Fees and Expenses/Binding Arbitration.  It is the intent of the Company that Participants not be required to incur any expenses associated with the enforcement of rights under this Agreement because the cost and expense thereof would substantially detract from the benefits intended to be extended to Participants hereunder.  Accordingly, if the Company  has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes any action to declare this Agreement void or unenforceable, or institutes any litigation designed to deny, or to recover from  Participant the benefits intended to be provided to Participant hereunder, the Company irrevocably authorizes Participant from time to time to retain counsel of Participant’s choice, at the expense of the Company, as hereafter provided, to represent Participant in connection with the initiation or defense of any legal action, whether by or against the Company, in any jurisdiction.  The Company shall pay or cause to be paid and shall be solely responsible for any and all reasonable attorneys’ fees and expenses incurred by Participant in enforcing Participant’s rights hereunder individually (but not as a representative of any class) as a result of the Company’s failure to perform this Agreement or any provision hereof or as a result of the Company, or any person contesting the validity or enforceability of this Agreement or any provision hereof.

Notwithstanding any provision of this Agreement to the contrary (including, without limitation, determining whether a termination is for Just Cause or with Good Reason) any dispute or controversy arising under or in connection with this Agreement shall be settled by binding arbitration, conducted before a panel of three arbitrators sitting in a location selected by Participant within 50 miles from the location of Participant’s job with the Company, in accordance with current Employment Dispute rules of the American Arbitration Association (“AAA”) then in effect.  Within fifteen days after the commencement of arbitration, each of the Company and Participant shall select one person to act as arbitrator, and the two selected shall select a third arbitrator within ten days of their appointment.  If the arbitrators are unable or fail to agree upon the third arbitrator, the third arbitrator shall be selected by the AAA.  Judgment shall be entered on the award of the arbitrator in any court having jurisdiction.  All expenses of such arbitration, including the fees and expenses of the counsel for Participant, shall be borne by the Company.

(b)           Withholding of Taxes.  The Company may withhold from any amounts payable under this Agreement all foreign, federal, provincial, state, city or other taxes as shall be required pursuant to any law or government regulation or ruling.

(c)           Successors.

(i)           Without limiting the obligations of any person or entity under applicable law, the Company shall require any successor or assignee, whether direct or indirect, by purchase, merger, consolidation or otherwise, to all or substantially all the business or assets of the Company, expressly and unconditionally, to assume and agree to perform the Company’s obligations under this Agreement, in the same manner and to the same extent that the Company would be required to perform if no such succession or assignment had taken place.  In such event, the term “Company,” as used in this Agreement, shall mean the Company as hereinbefore defined and any successor assignee to the business or assets which by reason hereof becomes bound by the terms and provisions of this Agreement.

(ii)           This Agreement shall inure to the benefit of and be enforceable by Participant’s personal or legal representatives, executors, administrators, successors, heirs, distributees and/or legatees.

(iii)           The rights under this Agreement are personal in nature and neither the Company nor Participant shall, without the consent of the other, assign, transfer or delegate any rights or obligations hereunder except as expressly provided in Section 7(c)(i) hereof.  Without limiting the generality of the foregoing, Participant’s right to receive Severance Benefits hereunder shall not be assignable, transferable or delegable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by Participant’s will or by the laws of descent and distribution and, in the event of any attempted assignment or transfer contrary to this Section 7(b)(iii), the Company, shall have no liability to pay any amount so attempted to be assigned, transferred or delegated.

(iv)           The Company and Participant recognize that each party will have no adequate remedy at law for breach by the other of any of the agreements contained herein and, in the event of any such breach, the Company, and Participant hereby agree and consent that the other shall be entitled to a decree of specific performance, mandamus or other appropriate remedy to enforce performance of this Agreement.

(d)           Notices.  For all purposes of this Agreement, all communications, including without limitation notices, consents, requests or approvals provided for herein shall be in writing and shall be deemed to have been duly given when delivered or five business days after having been mailed by registered or certified mail, return receipt requested, postage prepaid, addressed to the Company, (to the attention of the General Counsel of the Company), at its principal executive office and to Participant at Participant’s principal residence as shown in the relevant records of the Company, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of change of address shall be effective only upon receipt.

(e)           Pronouns.  Whenever the context may require, any pronouns used in this
 Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

(f)           Entire Agreement.  This Agreement constitutes the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

(g)           Amendment.  Unless a Change in Control has previously occurred, this Agreement may be amended.  If a Change in Control occurs, notwithstanding the foregoing, this Agreement no longer shall be subject to amendment, change, substitution, deletion or revocation in any respect.  This Agreement may be amended or modified only by a written instrument executed by both the Company and Participant.

(h)           Waivers.  No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right.  A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

(i)           Captions.  The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

(j)           Severability.  In case any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

PARTICIPANT ACKNOWLEDGES THAT PARTICIPANT HAS CAREFULLY READ THIS AGREEMENT AND UNDERSTANDS AND AGREES TO ALL OF THE PROVISIONS IN THIS AGREEMENT.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement.

FRANKLIN COVEY CO.
Date:	By:
Robert A. Whitman, Chief Executive Officer
PARTICIPANT
Date: